DE VISSER GRAY
        CHARTERED ACCOUNTANTS
     401-905 West Pender Street
   Vancouver, BC Canada   V6C 1L6
           (604)687-5447


July 23, 2003



To whom it may concern:

RE:	FORM 10
	BLISS ESSENTIALS CORP.


We hereby authorize and consent to the use of our auditors' report dated May 29, 2003, as an Exhibit to the above refrenced filing and to the use of our name as it appears therein.

Sincerely,

DE VISSER GRAY
/s/ De Visser Gray

Chartered Accountants
Vancouver, British Columbia